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Exhibit 21

          Subsidiaries.
     209
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Subsidiaries

     The subsidiaries of Brenton Banks, Inc., their location, the jurisdiction in which they are incorporated or organized, and the names under which subsidiaries do business are:

Name Under which Subsidiary                               Jurisdiction in
Does Business and Location                             which Incorporated or
    of Subsidiary                                            Organized

     Banks

Brenton Savings Bank, FSB                                   United States
Ames, Iowa

Brenton Bank                                                Iowa
Des Moines, Iowa


  Non-Bank Subsidiaries

Brenton Investments, Inc.                                   Iowa
Des Moines, Iowa

Brenton Insurance Services, Inc.                            Iowa
Des Moines, Iowa

Brenton Mortgages, Inc.                                     Iowa
Des Moines, Iowa

Brenton Insurance Inc.                                      Iowa
Adel, Iowa

Brenton Realty Services, Ltd.                               Iowa
Marshalltown, Iowa

Brenton Savings Financial Services, Inc.                    Iowa
Ames, Iowa
     210